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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported): January 8, 2001
                                                        ---------------


                             TRANSMEDIA NETWORK INC.
            ---------------------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


         Delaware                  001-13806                 84-6028875
      ----------------        -------------------        ---------------
      (State or Other          (Commission File          (I.R.S. Employer
      Jurisdiction of               Number)              Identification No.)
      Incorporation)



                   11900 Biscayne Boulevard
                      North Miami, Florida                       33181
            ----------------------------------------        ---------------
            (Address of Principal Executive Offices)           (Zip Code)




     Registrant's telephone number, including area code: (305) 892-3300
                                                         ---------------



                                 Not Applicable
                  --------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

      On December 29, 2000, Transmedia Network Inc., a Delaware corporation (the "Registrant"), entered into a Payment and Termination of Exclusivity Agreement (the "Agreement") with SignatureCard, Inc. ("SignatureCard"), a subsidiary of GE Financial Assurance, Inc. ("GEFA"), pursuant to which (1) the Registrant paid to GEFA $3.8 million, (2) terminated the exclusive right of SignatureCard to market the Registrant's dining awards program to the airlines, (3) terminated the twelve and a half-year marketing and revenue sharing arrangement between SignatureCard and the Registrant, (4) terminated certain contingent purchase price obligations associated with the acquisition of Dining a la Card from SignatureCard in 1999, (5) the number of options issued to SignatureCard in connection with the acquisition of Dining a la Card was reduced from 400,000 shares of common stock of the Registrant to 240,000 shares of common stock, (6) the right of SignatureCard to put 400,000 shares of common stock of the Registrant at $8.00 per share to the Registrant (the "Put Right") was amended to require exercise of the Put Right by the earlier of (i) the date on which meetings with certain enumerated airlines in the Agreement have occurred and
(ii) January 31, 2001, and (7) the Registrant agreed to assume certain liabilities related to the purchase of airline miles with respect to a certain airline no later than January 31, 2001.

      On January 8, 2001, Transmedia Network Inc. issued the following press release attached hereto as Exhibit 99.


Item 7. Financial Statements and Exhibits.

            (c)   Exhibits

                  99 Press release dated January 8, 2001.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         TRANSMEDIA NETWORK INC.

                         By: /s/ Stephen E. Lerch
                            ----------------------------------
                            Stephen E. Lerch
                            Executive Vice President and Chief Financial Officer



Dated: January 8, 2001

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                                    EXHIBIT INDEX

   Exhibit
    Number              Description
    ------              -----------

      99                Press Release dated January 8, 2001